Exhibit 10.27

Option No.:	Grantee:

Grant Date:	Expiration Date:

Number of Shares:	Exercise Price:
WOLVERINE WORLD WIDE, INC.

NON-QUALIFIED
STOCK OPTION AGREEMENT
PURSUANT TO
2005 STOCK INCENTIVE PLAN

This Non-qualified Stock Option Agreement (the “Agreement”) is made as of the Grant Date set forth above by and between WOLVERINE WORLD WIDE, INC. (“Wolverine”), and the grantee named above (the “Grantee”).
The Wolverine World Wide, Inc. 2005 Stock Incentive Plan (the “Plan”) is administered by the Compensation Committee of Wolverine’s Board of Directors (the “Committee”). The Committee has determined that Grantee is eligible to participate in the Plan. The Committee grants to the Grantee an option to purchase shares of Wolverine’s common stock, $1 par value (“Common Stock), from Wolverine. This option is a non-qualified option and is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All of the rights of the Grantee are subject to the terms, conditions and provisions of the Plan, which are incorporated by reference into this Agreement. Unless otherwise indicated, all terms used in this Agreement shall have the meanings given such terms in the Plan.
The Grantee acknowledges receipt of a copy of the Plan and the Plan Description and accepts this option subject to all of the terms, conditions and provisions of the Plan, and subject to the following further conditions:
1. Price. The price of the shares of Common Stock to be purchased upon exercise of this option shall be _____ Dollars (_____) per share (subject to adjustment as provided in the Plan).

2. Term and Delayed Vesting. The right to exercise this option begins on the Grant Date shown above and shall terminate on the Expiration Date shown above, unless earlier terminated under the Plan by reason of termination of employment or officer status. The Grantee’s right to exercise this option shall vest as follows: one-third of the shares optioned under this Agreement shall vest at the end of the first, second, and third year anniversary following the date of this Agreement, respectively. The Committee may, in its sole discretion, accelerate vesting of the option at any time before full vesting. The Grantee shall deliver to Wolverine at the time of payment an executed notice of exercise in the form of Exhibit A, which shall be effective upon receipt by the Chief Financial Officer at Wolverine’s main office, accompanied by full payment (as set forth below) of the option price. Wolverine will deliver to the Grantee such shares in certificate or electronic form; provided, however, that the time of delivery may be postponed for such period as may be required for Wolverine with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, any requirements under any other law or regulation applicable to the issuance, listing or transfer of such shares, or any agreement or regulation of the New York Stock Exchange. If the Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, the Grantee’s right to exercise the option with respect to such undelivered shares shall terminate.
3. Registration and Listing. The stock options granted under this Agreement are conditional upon (a) the effective registration or exemption of the Plan, the options granted under the Plan and the stock to be received upon exercise of options under the Securities Act of 1933 and applicable state or foreign securities laws, and (b) the effective listing of the stock on the New York Stock Exchange and the Pacific Exchange.
4. Exercise. Grantee shall exercise this option by giving Wolverine a written notice of the exercise of this option in the form of Exhibit A hereto. The notice shall set forth the number of shares to be purchased. The notice shall be effective when received by the Chief Financial Officer at Wolverine’s main office, accompanied by full payment (as set forth below) of the option price. Wolverine will deliver to Grantee a certificate or certificates for such shares: provided, however, that the time of delivery may be postponed for such period as may be required for Wolverine with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, any requirements under any other law or regulation applicable to the issuance, listing or transfer of such shares, or any agreement or regulation of the New York Stock Exchange and the Pacific Exchange. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Grantee’s rights to exercise the option with respect to such undelivered shares shall terminate.
5. Payment by Grantee. The exercise price for each share purchased under this option shall be payable in cash (or by certified check, bank draft or money order), in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or, if the Committee consents, in other consideration substantially equivalent to cash. The Committee may permit payment of all or a portion of the exercise price in the form of a promissory note or installments according to terms approved by the Committee and under the term’s of Wolverine’s then existing Stock Option Loan Program. The Board of Directors of Wolverine may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

6. Tax Withholding. Wolverine or one of its subsidiaries shall be entitled to (a) withhold and deduct from the Grantee’s future wages (or from other amounts that may be due and owing to the Grantee from Wolverine or a subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related taxes attributable to the option granted under this Agreement, including, without limitation, the grant, exercise, or vesting of the option; or (b) require the Grantee promptly to remit the amount of such withholding to Wolverine or a subsidiary before taking any action with respect to the option. Unless the Committee provides otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to Wolverine of previously owned Common Stock.
7. Transferability. This option shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the term of the option except by will or the laws of descent or distribution.
8. Acceleration. This option shall be immediately exercisable in the event of any Change in Control of Wolverine. “Change in Control” is defined in the Plan.
9. Termination of Employment or Officer Status. This option shall terminate at the times provided in the Plan after the death or termination of the employment or officer status of the Grantee with Wolverine or any of its Subsidiaries, except as otherwise set forth in this Section. Notwithstanding, any provisions contained in the Plan, a portion of this option shall vest and be immediately exercisable upon the following events resulting in termination of employment or officer status: (a) death; (b) disability (as defined in Wolverine’s Long-Term Disability Plan); or (c) voluntary termination by a Participant of all employment and/or officer status with Wolverine and its subsidiaries after the Participant has attained (i) 50 years of age and seven years of service (as an employee and/or officer of Wolverine or its Subsidiaries), (ii) 62 years of age, or (iii) such other age, period or conditions of service as may be determined by the Committee in its sole discretion, (collectively any of (a), (b), or (c) shall be an “Acceleration Event”). Upon the occurrence of an Acceleration Event, the percentage of this option that shall vest and be immediately exercisable shall be determined by dividing the number of full calendar months between the date of this Agreement and the date of the Acceleration Event by 12 and in no event may the percentage accelerated exceed 100%. For example, if a stock option grant occurs on February 15 of a given year and the Acceleration Event occurs on November 15 of such year, 66.67% of the option would be accelerated (8 full calendar months divided by 12) upon the occurrence of the Accelerated Event.
10. Corporate Changes. In the event of any stock dividend, stock split or other increase or reduction in the number of shares of Common Stock outstanding, the number and class of shares covered by this option, and the exercise price, are subject to adjustment as provided in the Plan.

11. Administration. The Committee has full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan, except as limited by the Plan or as may be necessary to assure that the Plan provides performance-based compensation under Section 162(m) of the Code. All determinations made by the Committee shall be final and conclusive.
12. Stockholder Rights. The Grantee shall have no rights as a stockholder with respect to any shares covered by this option until the date of the issuance of a stock certificate to the Grantee for such shares.
13. Employment by Wolverine. The grant of this option shall not impose upon Wolverine or any subsidiary any obligation to retain the Grantee in its employ for any given period or upon any specific terms of employment. Wolverine or any subsidiary may at any time dismiss the Grantee from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in any written agreement with the Grantee.
14. Illegality. The Grantee will not exercise this option, and Wolverine will not be obligated to issue any shares to the Grantee under this option, if the exercise thereof or the issuance of such shares shall constitute a violation by the Grantee or Wolverine of any provisions of any law, order or regulation of any governmental authority.
15. Certifications. The Grantee acknowledges that he or she has been furnished and has read the most recent Annual Report to Stockholders of Wolverine and the Plan Description relating to the Plan. The Grantee hereby represents and warrants that the Grantee is acquiring the option granted under this Agreement for the Grantee’s own account and investment and without any intent to resell or distribute the shares upon exercise of the option. The Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as Wolverine may reasonably specify to ensure compliance with federal and state securities laws.
16. Agreement Controls. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of this Agreement shall control.
17. Effective Date. This option shall be effective as of the date set forth at the top of this Agreement.

This option has been issued by the Compensation Committee of Wolverine.

WOLVERINE WORLD WIDE, INC.

Donald T. Grimes
Senior Vice President and Chief Financial Officer
“Wolverine”

X
(Signature)

(Print Name)

“Grantee”